Exhibit No. 10.1

[REDACTED VERSION]

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is dated as of 7th November 2023, between Atlas Lithium Corporation, a Nevada corporation, with U.S. corporate headquarters at 1200 N. Federal Hwy, Suite 200, Boca Raton, FL 33432 (the “Company”), and Martin Rowley (“Mr. Rowley”).

WHEREAS the Company desires to issue and sell to each Purchaser (as defined below), and each Purchaser desires to purchase from the Company securities of the Company as more fully described in this Agreement;

WHEREAS, the Company and Mr. Rowley are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, prior to Closing (as defined below), Mr. Rowley intends to assign and transfer his rights and obligations hereunder to Jaeger Investments Pty Ltd of 563 Hay Street Daglish, Western Australia, 6008 and other entities to subscribe at least one-half of the Principal Amount.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Assignment Agreement” shall have the meaning ascribed to such term in Section 5.6.

“Assignment Requirements” shall have the meaning ascribed to such term in Section 5.6.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means the Trading Day following the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Closing, and all conditions precedent to (i) the Purchaser’s obligations to pay the Principal Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

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“Commission” means the United States Securities and Exchange Commission.

“Committed Purchaser” means each Purchaser identified as a Committed Purchaser on the signature pages hereto or in a Joinder Supplement pursuant to which such Purchaser became a party hereto, and any Assignee of such Purchaser to the extent such Assignee has assumed, pursuant to an Assignment Agreement, the Commitment of such Purchaser.

“Commitment” shall mean, for any Committed Purchaser, the maximum amount of such Purchaser’s commitment to purchase a portion of the Principal Amount, as set forth next to its name on the signature pages hereto or the Joinder Supplement by which such Committed Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Purchaser pursuant to Assignment Agreement(s) executed by such Purchaser and its Assignee(s) and delivered pursuant to Section 8.1 of this Agreement.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company’s Bank Account” shall mean the wire instructions to the Company’s bank account, as follows:

Account Name: Atlas Lithium Corporation

ABA Routing Number: [●]

SWIFT BIC: [●]

Account Number: [●]

Bank Address: [●]

Beneficiary Address: 1200 N Federal Hwy, Suite 200, Boca Raton, FL 33432

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Final Funding Deadline” means November 24, 2023.

“Joinder Supplement” means an agreement among one or more Purchasers and the Company in the form of Exhibit C hereto (appropriately completed).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Change” means a material adverse change in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in general economic, business, or market conditions or in national or global financial, currency exchange or capital markets.

“Material Adverse Effect” means a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document or (ii) the operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Nasdaq” means the Nasdaq Capital Market.

“Note” means the Convertible Promissory Note issued by the Company to each Purchaser in the form of Exhibit A attached hereto.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means the aggregate amount of US$20,000,000.00.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Assignee” means a proposed assignee that meets the Assignment Requirements and signs an Assignment Agreement.

“Purchasers” means, collectively, the Committed Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC Filings” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes.

“Securities Act” shall have the meaning ascribed to such term in the preamble.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; or the OTC Bulletin Board; or as reported by OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2	PURCHASE AND SALE

2.1	Purchase. Each Purchaser hereby irrevocably undertakes to subscribe for and agrees to purchase, at the Closing, a Note in such part of the Principal Amount stated on the first page of such Note.

2.1.1	The Parties hereby agree that Mr. Rowley and his other Committed Purchasers and/or Assignees irrevocably undertake (i) to subscribe for and agrees to purchase, at the Closing, Notes of at least [●] and (ii) to endeavour reasonable efforts to engage other Committed Purchasers or Assignees to subscribe the outstanding portion of the Principal Amount on or prior to the Closing Date.

2.1.2	Closing shall take place whether or not other Committed Purchasers and/or Assignees have Committed to subscribe the portion of the Principal Amount not subscribed by Mr. Rowley and his other Committed Purchasers and/or Assignees pursuant to Section 2.1.1 above.

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2.2	Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase, the Note. At Closing, unless otherwise agreed, the Purchaser shall have delivered to the Company, via wire transfer or a certified check, immediately available funds equal to its portion of the Principal Amount and the Company shall deliver to each Purchaser the corresponding Note, as determined pursuant to Section 2.3(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur virtually at the offices of the Company or such other location as the parties shall mutually agree.

2.3	Deliveries.

(a)	On or prior to the Closing Date (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company; and

(ii)	the Notes with the relevant portion of the Principal Amount, registered in the name of that Purchaser.

(b)	On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by Mr. Rowley and, if applicable, each Joinder Supplement and/or Assignment Agreement executed by the corresponding Committed Purchaser; and

(ii)	the wire transfer to the Company’s Bank Account specified in this Agreement of the Principal Amount under the Note.

2.4	Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)	The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

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(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company or a Material Adverse Change since the date hereof; and

(v)	from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited.

(c)	If the Closing does not take place on or prior to the Final Funding Deadline, the Company shall be entitled to terminate this Agreement and the Notes (if any) with immediate effects and without notice to the Purchasers.

3	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of each Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date:

(a)	Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is neither in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents as currently in effect.

(b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c)	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than any notices required to be filed with Nasdaq in connection with the issuance of Securities and any filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

(e)	Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be the valid and legally binding obligation of the Company, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the conversion of the Note in accordance with the terms thereof.

(f)	Capitalization. As of the date hereof, there are 10,729,260 shares of the Company’s currently issued and outstanding shares of Common Stock.

(g)	SEC Filings. The Company has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act and the rules and regulations promulgated thereunder (collectively, as they have been amended since the time of their filing through the date of this Agreement, the “SEC Filings”). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Filings.

(h)	Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(i)	No General Solicitation. The Company and any person acting on behalf of the Company have not offered or sold any of the Securities by any form of general solicitation or general advertising. The Company is offering the Securities for sale only to the Purchaser who qualify as an “accredited investor” as such term is defined under Rule 501 under the Securities Act.

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3.2	Representations and Warranties of the Purchasers. Each Purchaser, individually , hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)	Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business and if not an individual, such Purchaser also represents that such Purchaser has not been formed for the specific purpose of acquiring the Securities.

(c)	Purchaser Status. As of the date of this Agreement, Purchaser that it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)	Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)	General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

(f)	Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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(g)	Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the filings made by the Company with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

4	OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

(a)	The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b)	It is understood that the certificates evidencing the Securities issued to each Purchaser will bear the legends set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

4.2	Use of Proceeds. All subscription proceeds received upon acceptance of the subscription by the Company at the Closing shall be deposited directly into the Company’s operating account. Following payment by the Company of its costs and expenses such funds will be used by the Company for general working capital purposes.

4.3	Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents required to be filed as exhibits thereto, with the Commission within the time required by the Exchange Act. The Purchaser shall not issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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4.4	Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as it shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

5	MISCELLANEOUS

5.1	Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2	Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4	Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger). Mr. Rowley may assign any or all of his rights under this Agreement (including the right to subscribe a portion or all the Principal Amount and the right to receive the corresponding Note), provided that no proposed transferee requires that its Note is subject to securities registration, and can do so in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and provided further that each proposed transferee (i) is an “accredited investor” and has experience in business and financial matters, pursuant to the terms of Sections 3.2(b) and 3.2(c), (ii) has the powers and is entitled to represent and warrant, and effectively represents and warrants, to the Company the same representations and warranties set forth in Section 3.2, (iii) agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser” substantially in the form of Exhibit B (the “Assignment Agreement”). Each Purchaser may pledge its interest in the Notes to any bank as collateral in accordance with applicable law.

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5.7	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, as applied to agreements among Nevada residents to be performed entirely within Nevada, without regard to the conflicts of law of such jurisdiction. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Carson City. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Carson City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.3, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9	Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of six months.

5.10	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.12	Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15	Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16	WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Atlas Lithium Corporation

Address for Notice:
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432 - USA

By:
Name:	Marc Fogassa
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER’S SIGNATURE PAGE TO ATLAS LITHIUM CORPORATION

CONVERTIBLE NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Convertible Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Martin Rowley

Address for Notice:
[●]

By:
Name:	Martin Rowley

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EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Atlas Lithium Corporation

Convertible Promissory Note

Principal Amount:	[●]
Issuance date:	[●] (hereinafter referred to as the “Issue Date”)

For value received and subject to the terms and conditions of this Convertible Promissory Note (the “Note”), Atlas Lithium Corporation, a Nevada corporation, with U.S. corporate headquarters at 1200 N. Federal Hwy, Suite 200, Boca Raton, FL 33432 (the “Company”), promises to pay to [●] (the “Holder”), the principal sum of US$[-] (the “Principal Amount”), unless the outstanding principal is settled in accordance with Section 2 of this Note. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to six point five percent (6.5%) per annum. This Note is issued pursuant to that certain Convertible Note Purchase Agreement, dated as of the date hereof, by and between the Company and Holder (the “Purchase Agreement”). Capitalized terms used and not defined herein will have the meaning set forth in the Purchase Agreement. This Note is subject to the following terms and conditions.

1.	Maturity; Interest Payments; Defaults.

1.1.	Maturity Date. Unless converted as provided in Section 2, this Note will mature and become due and payable on the date that is thirty-six (36) months from the Issue Date hereof (the “Maturity Date”).

1.2.	Interest Payments.

1.2.1.	Interest will accrue from the Issue Date until conversion or repayment on the unpaid principal amount at a rate equal to six and one half percent (6.5%) per annum (the “Interests”). Interest accrues daily and is calculated on a year of 365 days.

1.2.2.	The Interests will be payable semi-annually in arrears, on [●] and [●] each year, being the first payment due on [●], 2024 (the “Semiannually Interest Payments”).

1.2.3.	All accrued Interest may be paid to the Holder, at the Holder’s election, in immediately available funds or in the Company’s Common Stock or any combination thereof (each, a “Conversion Interest Payment”).

1.2.4.	The Company will make such payments on each such date to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time and notify in writing to the Company at least three (3) Business Days prior to each payment date. If any such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

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1.3.	Events of Default. For purposes of this Note, an “Event of Default” will be deemed to have occurred if any of the following events occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

1.3.1.	The Company defaults in the payment of principal of this Note when due and payable on the Maturity Date, upon acceleration, redemption or otherwise;

1.3.2.	The Company fails to comply with its obligation to convert all or a portion of this Note in accordance with Section 2 upon the Holder’s exercise of its Conversion Rights and such failure continues for a period of ten (10) Business Days;

1.3.3.	The Company fails for 30 calendar days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note or the Purchase Agreement;

1.3.4.	The Company will commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or all or substantially all of its property, or will consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or will make a general assignment for the benefit of creditors, or will fail generally to pay its debts as they become due; or

1.3.5.	An involuntary case or other proceeding will be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or all or substantially all of its property, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of 30 consecutive calendar days.

1.4.	Consequences of Event of Default.

1.4.1.	If one or more Events of Default will have occurred and be continuing (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 1.3.4 or Section 1.3.5 with respect to the Company), unless the principal of this Note will have already become due and payable, the Holder may, by notice in writing to the Company, declare 100% of the outstanding principal of this Note to be due and payable immediately, and upon any such declaration the same will become and will automatically be immediately due and payable. If an Event of Default specified in Section 1.3.4 or Section 1.3.5 with respect to the Company occurs and is continuing, 100% of the outstanding principal of this Note will become and will automatically be immediately due and payable without any action on the part of the Holder.

1.4.2.	If, at any time after the outstanding principal of this Note will have been so declared due and payable as a result of an Event of Default, and before any judgment or decree for the payment of the monies due will have been obtained or entered as hereinafter provided, the Company will pay or will deposit with the Holder a sum sufficient to pay the outstanding principal of this Note that will have become due otherwise than by acceleration, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Note, other than the nonpayment of the principal on this Note that will have become due solely by such acceleration, will have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all defaults or Events of Default with respect to this Note and rescind and annul such declaration and its consequences and such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Note; but no such waiver or rescission and annulment will extend to or will affect any subsequent Event of Default, or will impair any right consequent thereon.

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2.	Conversion

2.1.	Holder’s Conversion Right. Subject to and upon compliance with the provisions of this Section 2, the Holder will have the right from time to time, at the Holder’s option, to convert all or any portion of this Note (the “Conversion Right”) (provided that the portion to be converted is at least US$1,000,000 in aggregate principal amount of this Note and any integral multiples of US$1,000 in excess thereof) to the Company’s fully paid Common Stock at any time during the Conversion Period (as defined below).

2.1.1.	Notwithstanding the foregoing, the Company is not obligated to give effect to any exercise of Conversion Rights more than once every six (6) months per year, provided also that the Company has discretion to postpone giving effect to the exercise of the Holder’s Conversion Rights if in the Company’s reasonable judgement, it is in the best interest of the Company and its shareholders to do so (“Deferral Right”). The Company’s Deferral Right can only be exercised once during a 12 month period and cannot be longer than for a period of 60 days. The Company will provide the Holder with notice of a Deferral Right within five business days of receiving a Conversion Notice (as defined herein).

2.1.2.	If the Company sends a Redemption Notice pursuant to Section 3.1, the Holder shall remain entitled to exercise its Conversion Right. In such case, Holder shall exercise its Conversion Right by notifying the Company of its election to convert no later than three (3) Business Days, counted as of the date it receives a Redemption Notice. If the Holder elects to exercise its Conversion Right following a Redemption Notice, the Conversion Amount (as defined below) shall be at least the same of the one set out in the Redemption Notice.

2.2.	Conversion Price. Subject to adjustments as provided in Section 2.5, the price at which the shares of Common Stock will be delivered upon conversion will be the U.S. dollar amount equal to US$ 28.225 (the “Conversion Price”).

2.2.1.	For the conversion under this Section 2.2, the number of shares of Common Stock to be issued upon any such conversion shall be the quotient obtained by dividing (x) the amount the Holder elects to convert by (y) the Conversion Price.

2.3.	Conversion Period. The Conversion Right attaching to this Note may be exercised, at the option of the Holder, at any time on and after the Issue Date up to the close of business on the Maturity Date (the “Conversion Period”). Holder shall have no right to exercise its Conversion Right during the Conversion Period if Holder is in possession or material non public information, or during a closed trading window as contemplated under the Company’s insider trading policy.

2.4.	Conversion Procedure; Settlement Upon Conversion. This Note will be deemed to have been converted immediately following the close of business on the date (the “Conversion Date”) that the Holder has delivered (1) a duly completed and executed irrevocable written notice to the Company in the form attached hereto as Exhibit I (the “Conversion Notice”), (2) the certificate evidencing this Note (the “Note Certificate”) to the Company for cancellation or notation of the outstanding principal amount of this Note after partial conversion, and (3) the total amount it intends to convert (considering all or a portion of the Principal Amount, the Interest and, if applicable, the Prepayment Premium) (the “Conversion Amount”), and (4) the Common Shares conversion documents pursuant to the procedures of the Transfer Agent in effect at that time.

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2.4.1.	Subject to the provisions of Section 2.1.1 herein, on or before the 3rd Business Day following the date of receipt of a Conversion Notice, the Company will transmit by facsimile or other electronic means a confirmation of receipt of such Conversion Notice to the Holder (the “Receipt Confirmation” and such date of transmission, the “Receipt Confirmation Date”). Within five (5) Business Days after the relevant Receipt Confirmation Date, the Company will (i) take all actions and execute all documents and procure that the Transfer Agent take all actions and execute all documents necessary to effect the issuance of the number of shares of Common Stock to which the Holder will be entitled in satisfaction of any conversion pursuant to this Section 2 and (ii) cancel this Note Certificate.

2.4.2.	No fractional shares of the Company’s capital stock will be issued upon conversion under this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

2.4.3.	At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates or electronically through the DWAC or other established clearing corporation performing similar functions for the number of shares which the Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.

2.4.4.	If a Conversion Date (as defined below) in respect of this Note would otherwise fall during a period in which the register of the shares of Common Stock is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the Common Stock (a “Book Closure Period”), such Conversion Date will be postponed to the first Trading Day following the expiry of such Book Closure Period.

2.4.5.	Once a Conversion Notice has been issued, it cannot be withdrawn, unless the Company exercises its Deferral Right.

2.4.6.	Upon conversion of this Note pursuant to the Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company.

2.5.	Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3.	Company’s Redemption Rights

3.1.	Redemption. The Company will be entitled to redeem for cash for all or part of the Convertible Notes at any time after the following triggers are met (the “Redemption Right”):

(a)	Upon elapsing of twelve (12) months, counted as of the Issue Date (for the sake of clarity, the Company cannot exercise its Redemption Right prior to the first anniversary of the Issue Date); and, also,

(b)	The daily reported VWAP Price has been at least one hundred and twenty-five percent (125%) of the Conversion Price for at least five (5) Trading Days (whether or not consecutive) during any twenty (20) consecutive Trading Day period. For the purposes herein, “VWAP Price” means the per share of Common Stock volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page for the Company’s ticker (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) for a give Trading Day.

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3.1.1.	The Company shall exercise its Redemption Right by delivering a written notice to the Holder informing the amount of the Principal Amount and accrued and unpaid Interest thereon it intends to redeem (the “Redemption Notice”).

4.	No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the redemption monies and the Cash Alternative Amount), and deliveries of shares of Common Stock upon any conversion of this Note, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

5.	Transfer; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). The Holder may assign any or all of its rights under this Agreement to any Person to whom the Purchaser is entitled to assign and transfer and effectively assigns or transfers any Securities (with due observance of the limitations under the Purchase Agreement), provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Note that apply to the “Holder”.

6.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, as applied to agreements among Nevada residents to be performed entirely within Nevada, without regard to the conflicts of law of such jurisdiction. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Carson City. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Carson City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Note), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of the Note, then the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

7.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.	Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9.	Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

10.	Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the undersigned have executed this Convertible Promissory Note as of the Issue Date set forth above.

Atlas Lithium Corporation

Address for Notice:
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432 - USA

By:
Name:	Marc Fogassa
Title:	Chief Executive Officer

Martin Rowley

Address for Notice:
[●]

By:
Name:	Martin Rowley

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EXHIBIT I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Note due on [date] of Atlas Lithium Corporation, a Nevada corporation (the “Company”), into shares of Common Stock according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion.

Conversion calculation:

Conversion date:

Number of shares of Common Stock to be issued:

HOLDER:
(Print Name of Holder)

By:
Name:
Title:

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(unless as of a specific date therein) the representations and warranties set forth in Section 3.2 of the Convertible Note Agreement.

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

This assignment agreement (this “Assignment Agreement”) is entered into as of [●], by and between Martin Rowley (the “Assignor”), [●] (the “Assignee”) and Atlas Lithium Corporation, a Nevada corporation, with U.S. corporate headquarters at 1200 N. Federal Hwy, Suite 200, Boca Raton, FL 33432 (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Convertible Note Purchase Agreement, dated as of [●] (as it may be amended in accordance with its terms, the “Convertible Note Agreement”), by and between Atlas Lithium Corporation (the “Company”) and the Assignor.

WHEREAS, the Assignor wishes to transfer and assign to the Assignee the Assignor’s rights, interests and obligations to subscribe the amount of USD [●], a portion of the Principal Amount (the “Assigned Principal Amount”) under the Convertible Note Agreement and, upon the subscription of the Assigned Principal Amo unt, the Assignee shall become entitled to receive a Note corresponding to such amount, and the Assignee wishes to be the assignee and transferee of such rights, interests and obligations; and

WHEREAS, the Assignee meets all the Assignment Requirements under Section 5.6 of the Convertible Note Agreement,

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Assignment and Assumption. The Assignor hereby transfers and assigns to the Assignee, and the Assignee hereby acquires from the Assignor all of the Assignor’s rights, and interests in and to Convertible Note Agreement, of whatever kind or nature, to subscribe the Assigned Principal Amount, and the Assignee hereby assumes and agrees to perform all obligations, duties, liabilities and commitments of the Assignor under the Convertible Note Agreement, of whatever kind or nature, to subscribe the Assigned Principal Amount.

2. Representations and Warranties of the Assignee. The Assignee makes to the Company as of the date hereof and as of the Closing Date to the Company (unless as of a specific date therein) the representations and warranties set forth in Section 3.2 of the Convertible Note Agreement.

3. Representations and Warranties of the Company. The Company makes as of the date hereof and as of the Closing Date to the Assignee (unless as of a specific date therein) the representations and warranties set forth in Section 3.1 of the Convertible Note Agreement.

4. Effectiveness. This Assignment Agreement shall be effective as of the date set first set forth above.

5. Governing Law; Binding Effect. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, as applied to agreements among Nevada residents to be performed entirely within Nevada, without regard to the conflicts of law of such jurisdiction. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Assignment Agreement and the other Convertible Note Agreement shall be resolved pursuant to the terms of the Convertible Note Agreement.

5. Counterparts. This Assignment Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to be an original copy of this Assignment Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of such counterparts by facsimile or electronic mail (in PDF or .tiff format) shall be deemed effective as manual delivery.

IN WITNESS WHEREOF, the Assignee and Assignor have executed this Assignment Agreement as of the date first set forth above.

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EXHIBIT C

JOINDER SUPPLEMENT

THIS JOINDER SUPPLEMENT (the “Supplement”), is entered into as of [●], by and between the Company and [●] (the “Proposed Purchaser”).

WHEREAS, this Supplement is being executed and delivered under that certain Convertible Note Purchase Agreement, dated as of [●] (as it may be amended in accordance with its terms, the “Convertible Note Agreement”), by and between Atlas Lithium Corporation, a Nevada corporation, with U.S. corporate headquarters at 1200 N. Federal Hwy, Suite 200, Boca Raton, FL 33432 (the “Company”), and Martin Rowley. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Convertible Note Agreement; and

WHEREAS, the Proposed Purchaser wishes to become a Committed Purchaser party to the Convertible Note Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon execution by both parties of this Supplement this Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Purchaser shall be a Committed Purchaser party to the Agreement for all purposes thereof.

(b) Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

(c) The Proposed Purchaser agrees (for the benefit of the parties hereto and the other Purchasers) that it will perform in accordance with their terms all the obligations which by the terms of the Convertible Note Agreement are required to be performed by it as a Committed Purchaser.

(d) The Proposed Purchaser makes to the Company as of the date hereof the representations and warranties set forth in Section 3.2 of the Convertible Note Agreement.

(e) The Company makes as of the date hereof and as of the Closing Date to the Proposed Purchaser (unless as of a specific date therein) the representations and warranties set forth in Section 3.1 of the Convertible Note Agreement.

(f) This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, as applied to agreements among Nevada residents to be performed entirely within Nevada, without regard to the conflicts of law of such jurisdiction. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Supplement and the Convertible Note Agreement shall be resolved pursuant to the terms of the Convertible Note Agreement.

(g) This Supplement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to be an original copy of this Supplement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of such counterparts by facsimile or electronic mail (in PDF or .tiff format) shall be deemed effective as manual delivery.

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IN WITNESS WHEREOF, the Proposed Purchaser and the Company have executed this Supplement as of the date first set forth above.

Atlas Lithium Corporation

Address for Notice:
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432 - USA

By:
Name:	Marc Fogassa
Title:	Chief Executive Officer

Proposed Purchaser

Address for Notice:

By:
Name:
Commitment:	USD

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